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                                                                       Exhibit 2



                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "AGREEMENT") is made and entered into as of August __, 2004 (the "EXECUTION DATE"), by and among Warburg, Pincus Investors, L.P., a Delaware limited partnership ("WARBURG INVESTORS"), Warburg, Pincus Investors Liquidating Trust, a New York trust (the "LIQUIDATING TRUST" and, together with Warburg Investors, referred to herein as "WARBURG"), Indus International, Inc., a Delaware corporation (the "COMPANY"), and each of the purchasers listed on Schedule A attached hereto (collectively, the "PURCHASERS" and individually, a "PURCHASER").

                                    RECITALS

         WHEREAS, Warburg Investors has transferred all right, title, benefit and interest in and to all of its assets to the Liquidating Trust pursuant to that certain Warburg, Pincus Investors Liquidating Trust Agreement, dated September 30, 2003 (the "LIQUIDATING TRUST AGREEMENT"), including shares of common stock, par value $.001 per share of the Company ("COMMON STOCK"), then beneficially owned by Warburg Investors;

         WHEREAS, the Liquidating Trust now wishes to liquidate a portion of the Common Stock beneficially owned by the Liquidating Trust;

         WHEREAS, the Liquidating Trust has a substantial interest in the Company, and the Company has determined that it is in its best interest to assist the Liquidating Trust in an orderly disposition of a portion of the Common Stock beneficially owned by the Liquidating Trust to the Purchasers;

         WHEREAS, the Liquidating Trust desires to sell to the Purchasers, and the Purchasers desire to purchase from the Liquidating Trust, 14,587,544 shares of Common Stock on the terms and conditions set forth in this Agreement; and

         WHEREAS, Warburg Investors, the Liquidating Trust, the Company and each Purchaser are effecting the transactions contemplated by this Agreement in reliance upon an applicable exemption from securities registration under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AGREEMENT TO PURCHASE AND SELL STOCK.

            (a) Authorization. The Liquidating Trust has authorized the sale, pursuant to the terms and conditions of this Agreement, of 14,587,544 shares of Common Stock beneficially owned by the Liquidating Trust (each, a "SHARE" and collectively, the "SHARES").

            (b) Agreement to Purchase and Sell Securities. Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase, and the Liquidating Trust agrees to sell to each Purchaser, at the Closing (as defined below), that number of Shares set forth opposite such Purchaser's name on Schedule A attached hereto. The purchase price of each Share shall be $1.25 (the "PER SHARE PRICE") and shall be payable as hereafter set forth.


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            (c) Obligations Several and Not Joint. The obligations of each
Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each of the Purchasers to purchase the Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce such Purchaser's rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

         2. CLOSING. The purchase and sale of the Shares shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, located at 919 Third Avenue, New York, New York 10022, at 10:00 a.m. eastern time, not later than three (3) Business Days (as defined below) following the Execution Date, or at such other time and place as the Liquidating Trust, the Company and Purchasers representing a majority of the Shares to be purchased mutually agree upon (which time and place are referred to in this Agreement as the "CLOSING"). At the Closing, the Liquidating Trust shall, against receipt of full payment for the Shares sold hereunder by wire transfer of immediately available funds in accordance with the Liquidating Trust's instructions, deliver, or cause to be delivered, to the Company certificates representing the Shares for cancellation duly endorsed in blank and the Company shall deliver to each Purchaser one or more stock certificates registered in the name of each Purchaser (or in such nominee name(s) as designated by such Purchaser in the Stock Certificate Questionnaire, attached hereto as Appendix I (the "STOCK CERTIFICATE QUESTIONNAIRE")), representing the number of Shares set forth opposite the appropriate Purchaser's name on Schedule A hereto, and bearing the legend set forth in Section 5(j) herein; provided, however, the Company may deliver to each Purchaser by overnight courier the original stock certificate(s) representing the Shares purchased by such Purchaser no later than the fifth (5th) Business Day following the Closing Date. Closing documents, other than the stock certificates representing the Shares, may be delivered by facsimile on the Closing Date with original signature pages sent by overnight courier. As used in this Agreement, "CLOSING DATE" means the date of the Closing.

         For purposes of this Agreement, "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.



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         3. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE COMPANY.
The Company hereby represents and warrants to each Purchaser, Warburg Investors and the Liquidating Trust that, except as set forth in the SEC Documents (as defined below):

            (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to
(i) own, operate and occupy its properties and to carry on its business as presently conducted and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby and to consummate the transactions contemplated hereby and thereby. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, financial condition or results of operations of the Company and its Subsidiaries (as defined below), taken as a whole. For purposes of this Agreement, "SUBSIDIARIES" means the entities listed in the SEC Documents or any exhibit thereto as the Company's subsidiaries.

            (b) Capitalization. The capitalization of the Company is as follows:

              (i) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $.001 per share ("PREFERRED STOCK").

              (ii) As of August 13, 2004, the issued and outstanding capital stock of the Company consisted of 57,243,993 shares of Common Stock and no shares of Preferred Stock.

              (iii) As of August 13, 2004, the Company had (a) 11,147,838 shares of Common Stock reserved for issuance upon exercise of outstanding options granted under the Company's 1997 Stock Plan, 1997 Director's Option Plan and 1998 Indus International, Inc. Company Share Option Plan and other option plans of the Company (collectively, the "OPTION PLANS") and (b) 946,349 additional shares of Common Stock available for future grant under the Option Plans.

              (iv) As of August 13, 2004, the Company had 2,280,128 shares of Common Stock reserved for future purchase by employees of the Company under the Company's 2003 Employee Stock Purchase Plan.

         With the exception of the foregoing in this Section 3(b), there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

            (c) Due Authorization. All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement have been taken and no further consent or authorization of the Company, the Company's board of directors (the "BOARD OF DIRECTORS") or the Company's stockholders is required, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

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            (d) Valid Issuance of the Shares. The Shares to be sold to the
Purchasers pursuant to the terms of this Agreement have been duly authorized and are validly issued, fully paid and nonassessable.

            (e) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority or self regulatory agency on the part of the Company is required in connection with the sale of the Shares to the Purchasers or the consummation of the other transactions contemplated by this Agreement, except (i) such filings as have been made prior to the date hereof, (ii) the filings under applicable securities laws required to comply with the Company's registration obligations under
Section 6(a) of this Agreement and (iii) such additional post-Closing filings as may be required to comply with applicable state and federal securities laws.

            (f) Non-Contravention. Assuming the accuracy of the representations and warranties made by Warburg Investors and the Liquidating Trust in Section 4 hereof and by the Purchasers in Section 5 hereof, the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not: (i) contravene or conflict with the certificate of incorporation, as amended (the "CERTIFICATE OF INCORPORATION"), or bylaws, as amended (the "BYLAWS"), of the Company or any of the Subsidiaries; (ii) constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to the Company or any of the Subsidiaries; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Company or any of the Subsidiaries is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any asset of the Company or any of the Subsidiaries under, any material contract to which the Company or any of the Subsidiaries is a party or any material permit, license or similar right relating to the Company or any of the Subsidiaries or by which the Company or any of the Subsidiaries may be bound or affected, except in the case of clauses
(ii) and (iii), for such violations, breaches or defaults as would not reasonably likely to have a Material Adverse Effect.

            (g) Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("ACTION") pending or, to the Company's knowledge, threatened that seeks to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement. The Company is not a party to nor subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that is reasonably expected to prevent, enjoin, alter, challenge or delay the consummation of the transactions contemplated by this Agreement. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

            (h) Compliance. Neither the Company nor any of the Subsidiaries is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or by which the properties of the Company are bound, which default would be reasonably likely to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement.

            (i) Material Non-Public Information. The Company has not provided, and will not provide, to the Purchasers any material non-public information other than information related to the transactions contemplated by this Agreement, all of which information shall be disclosed by the Company pursuant to Section 11(n) hereof.

            (j) SEC Documents.

                (i) Reports. Since April 1, 2003, the Company has filed in a timely manner all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004, as amended (the "FORM 10-K"), its quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2004 (the "FORM 10-Q") and any Current Report on Form 8-K for events occurring since March 31, 2004 ("FORM 8-KS") filed by the Company with the SEC (the Form 10-K, the Form 10-Q and the Form 8-Ks are collectively referred to herein as the "SEC DOCUMENTS") are publicly available on the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. Each of the SEC Documents, as of the respective dates thereof (or, if amended or superseded by a filing or submission, as the case may be, prior to the Closing Date, then on the date of such filing or submission, as the case may be), (1) did not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (2) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such SEC Document. Without limiting the foregoing, the Company is in compliance with any applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, as amended, that are currently in effect, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect or which would not reasonably be expected to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement.

                (ii) Financial Statements. The consolidated financial statements of the Company included in the SEC Documents (1) comply in all material respects with the rules and regulations of the SEC with respect thereto as were in effect at the time of filing and (2) present fairly, in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied, the financial position of the Company as of the dates indicated therein, and the results of its operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal, immaterial year-end audit adjustments.

            (k) Absence of Certain Changes Since the Balance Sheet Date. Since June 30, 2004, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and there has not been:

              (i) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any outstanding shares of the Company's capital stock;

              (ii) any damage, destruction or loss to the Company's business or assets, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

              (iii) any waiver by the Company of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

              (iv) any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company or any of its assets or properties is bound or subject, except for such changes, amendments or waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

              (v) any change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC; or

              (vi) any other event or condition of any character, except for such events and conditions that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect.

            (l) Registration Rights. Except as provided in Section 6 herein and in the Disclosure Letter attached hereto as Exhibit A (the "DISCLOSURE LETTER"), effective upon the Closing, the Company is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

            (m) Internal Accounting Controls. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (n) Transactions With Officers and Directors. None of the officers or directors of the Company has entered into any transaction with the Company or any of the Subsidiaries that would be required to be disclosed pursuant to Item 404(a), (b) or (c) of Regulation S-K of the SEC.

            (o) General Solicitation. Neither the Company nor any other Person authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D ("REGULATION D") as promulgated by the SEC under the Securities Act) of investors with respect to offers or sales of the Shares. For purposes of this Agreement, "PERSON" means an individual or corporation, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

            (p) Registration Statement Matters. The Company currently meets the eligibility requirements for use of a Form S-3 Registration Statement for the resale of the Shares by the Purchasers. Assuming the completion and timely delivery of the Registration Statement/Suitability Questionnaire, attached hereto as Appendix II (the "REGISTRATION STATEMENT QUESTIONNAIRE"), by each Purchaser to the Company, the Company is not aware of any facts or circumstances that would prohibit or delay the preparation and filing of a registration statement with respect to the Registrable Shares (as defined below).

            (q) Market. The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Shares.

            (r) Nasdaq Trading Matters. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market ("NASDAQ") under the ticker symbol "IINT." The Company has not received any notice that it is not currently in compliance with the listing or maintenance requirements of Nasdaq. The sale of the Shares under this Agreement does not contravene the rules and regulations of Nasdaq. The Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from Nasdaq.

         4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF WARBURG INVESTORS AND THE LIQUIDATING TRUST. Warburg Investors and the Liquidating Trust, jointly and severally, hereby represent and warrant to each Purchaser, and as to the covenants contained herein agree that:

         (a) Organization and Good Standing.

            (i) Warburg Investors is a duly organized and validly existing limited partnership, and has all limited partnership power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

            (ii) The Liquidating Trust is a duly organized and validly existing trust, and has all trust power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

         (b) Due Authorization.

            (i) All limited partnership actions on the part of Warburg Investors necessary for the authorization, execution, delivery of, and the performance of all obligations of Warburg Investors under, this Agreement have been taken and no further consent or authorization of Warburg Investors or its partners is required, and this Agreement constitutes the legal, valid and binding obligation of Warburg Investors, enforceable in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

            (ii) All trust actions on the part of the Liquidating Trust necessary for the authorization, execution, delivery of, and the performance of all obligations of the Liquidating Trust under, this Agreement have been taken and no further consent or authorization of the Liquidating Trust or its trustee is required, and this Agreement constitutes the legal, valid and binding obligation of the Liquidating Trust, enforceable in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

         (c) Compliance with Securities Laws. Subject to the accuracy of the representations made by the Company in Section 3 hereof and by the Purchasers in
Section 5 hereof, the Shares will be sold and transferred to the Purchasers in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

         (d) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority or self regulatory agency on the part of Warburg Investors or the Liquidating Trust is required in connection with the sale of the Shares to the Purchasers, or the consummation of the other transactions contemplated by this Agreement, except (i) such filings as have been made prior to the date hereof, (ii) the filings under applicable securities laws required to comply with the Company's registration obligations under Section 6(a) of this Agreement and (iii) such additional post-Closing filings as may be required to comply with applicable state and federal securities laws, including, but not limited to, the filing of a Schedule 13D amendment and a Statement of Changes in Beneficial Ownership of Securities on Form 4.



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

         (e) Non-Contravention.

            (i) The execution, delivery and performance of this Agreement by Warburg Investors, and the consummation by Warburg Investors of the transactions contemplated hereby, do not: (1) contravene or conflict with the limited partnership agreement (the "LIMITED PARTNERSHIP AGREEMENT") or other organizational documents of Warburg Investors; (2) constitute a violation of any provision of any federal, state, local or foreign law, rule or regulation, order or decree applicable to Warburg Investors; or (3) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which Warburg Investors is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any asset of Warburg Investors or the Shares under, any material contract to which Warburg Investors is a party or any material permit, license or similar right relating to Warburg Investors or by which Warburg Investors may be bound or affected.

              (ii) The execution, delivery and performance of this Agreement by the Liquidating Trust, and the consummation by the Liquidating Trust of the transactions contemplated hereby, do not: (1) contravene or conflict with the Liquidating Trust Agreement or other organizational documents of the Liquidating Trust; (2) constitute a violation of any provision of any federal, state, local or foreign law, rule or regulation, order or decree applicable to the Liquidating Trust; or (3) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Liquidating Trust is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any asset of the Liquidating Trust or the Shares under, any material contract to which the Liquidating Trust is a party or any material permit, license or similar right relating to the Liquidating Trust or by which the Liquidating Trust may be bound or affected.

         (f) Litigation. There is no Action pending or, to Warburg Investors' or the Liquidating Trust's knowledge, threatened against Warburg Investors or the Liquidating Trust, their activities, properties or assets, or any officer, director, trustee or employee of Warburg Investors or the Liquidating Trust that seeks to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement. Neither Warburg Investors nor the Liquidating Trust is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that is reasonably expected to prevent, enjoin, alter, challenge or delay the consummation of the transactions contemplated by this Agreement.

         (g) Compliance with Law and Charter Documents.

              (i) Warburg Investors is not (1) in violation or default of any material provisions of the Limited Partnership Agreement or any of its other organizational documents or (2) in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which Warburg Investors is a party or by which Warburg Investors is bound or by which the properties of Warburg Investors are bound, in either such case which violation or default would be reasonably likely to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement.

              (ii) The Liquidating Trust is not (1) in violation or default of any material provisions of the Liquidating Trust Agreement or any of its other organizational documents or (2) in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Liquidating Trust is a party or by which the Liquidating Trust is bound or by which the properties of the Liquidating Trust are bound, in either such case which violation or default would be reasonably likely to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement.

         (h) Title. Warburg Investors is the sole record and the Liquidating Trust is the beneficial owner of the Shares and delivery, pursuant to this Agreement, of the certificates representing the Shares, upon payment therefor by the Purchasers, will pass good and valid title to the Shares to the Purchasers and the Purchasers will acquire all the rights of the Liquidating Trust in the Shares (assuming the Purchasers have no knowledge of an adverse claim), free and clear of any security interest, claims, liens or other encumbrances, except for restrictions on transfer otherwise provided or contemplated hereunder.

         (i) Market. Neither Warburg Investors nor the Liquidating Trust has taken or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Shares.

         (j) General Solicitation. Neither Warburg Investors, the Liquidating Trust nor any other person or entity authorized by Warburg Investors or the Liquidating Trust to act on their behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities
Act) of investors with respect to offers or sales of the Shares.

         (k) Lock-up. Each of Warburg Investors and the Liquidating Trust hereby agrees that it will not, without the prior written consent of C.E. Unterberg, Towbin ("CEUT"), offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition as effective economic disposition due to cash settlement or otherwise) by the Warburg or any affiliate of Warburg or any person in privity with Warburg or any affiliate of Warburg), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any additional shares of Common Stock beneficially owned by it (other than the Shares), or publicly announce an intention to effect any such transaction, for a period of 90 days after the Closing Date. The parties hereto hereby acknowledge CEUT's authority pursuant to this Section 4(k) and that CEUT shall be entitled to independently protect, enforce and waive its rights arising out of this Section 4(k), and it shall not be necessary for the Company or any Purchaser to be joined as an additional party in any act or proceeding for such purpose.

        5. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE
PURCHASERS. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, Warburg Investors and the Liquidating Trust, and agrees that:

            (a) Power and Authority. The Purchaser has all corporate, limited liability company, partnership, trust or individual, as the case may be, power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

            (b) Due. All corporate, limited liability company, partnership, trust or individual, as the case may be, action on the part of the Purchaser necessary for the authorization, execution, delivery of and the performance of all obligations of the Purchaser under this Agreement have been taken and no further consent or authorization of the Purchaser is necessary, and this Agreement constitutes the Purchaser's legal, valid and binding obligation, enforceable in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

            (c) Litigation. There is no Action pending to which such Purchaser is a party that is reasonably likely to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

            (d) Purchase for Own Account. The Shares are being acquired for investment for the Purchaser's own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act. The Purchaser also represents that it has not been formed for the specific purpose of acquiring the Shares. The Purchaser does not have any agreement or understanding, direct or indirect, with any other Person to sell or otherwise distribute the Shares. Notwithstanding the foregoing, the parties hereto acknowledge the Purchaser's right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement.

            (e) Investment Experience. The Purchaser understands that the purchase of the Shares involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that it can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment.

            (f) Accredited Purchaser Status. The Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act or a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act.

            (g) Reliance Upon Purchaser's Representations. The Purchaser understands that the sale of the Shares to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act, and that the Company's, Warburg Investors' and the Liquidating Trust's reliance on such exemption is based on the Purchaser's representations set forth herein.

            (h) Receipt of Information. The Purchaser has had an opportunity to ask questions and receive answers from the Company and Warburg regarding the terms and conditions of the sale of the Shares and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Shares. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of such information and the Company's, Warburg Investors' and the Liquidating Trust's respective representations and warranties contained in this Agreement.

            (i) Restricted Securities and Restrictions on Transfer.

              (i) The Purchaser understands that the Shares have not been registered under the Securities Act and will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Shares (except as permitted in Section 5(j) below), unless (1) pursuant to an effective registration statement under the Securities Act, (2) the Purchaser provides a reasonably acceptable legal opinion to the Company, to the effect that a sale, assignment, pledge, hypothecation or other transfer of the Shares may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, (3) the Purchaser provides to the Company a "no action" letter from the SEC to the effect that the transfer of the Shares without registration will not result in a recommendation by the Staff of the SEC that enforcement action be taken with respect thereto, (4) the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Shares can be sold pursuant to Rule 144 promulgated under the Securities Act ("RULE 144"), (5) the Purchaser provides the Company with reasonable assurances (in the form of seller representation letters) that the Shares can be sold pursuant to Rule 144(k) promulgated under the Securities Act following the applicable holding period or (6) pursuant to any other exception contained in the Securities Act provided that the Purchaser provides a reasonably acceptable legal opinion to the Company. Notwithstanding anything to the contrary contained in this Agreement, including but not limited to in Section 6(c)(i) below, the Purchaser may transfer the Shares to its Affiliates provided that (x) the Purchaser provides the Company with a reasonably acceptable legal opinion, (y) such Affiliate is an "accredited investor" under Regulation D of the Securities Act and (z) each such Affiliate agrees to be bound by the terms and conditions of this Agreement, and in particular, confirms to the Company that all of the representations set forth in
Section 5 of this Agreement are true and correct as to such Affiliate as of the date of the transfer to such Affiliate.

         For the purposes of this Agreement, an "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

              (ii) Prior to any proposed transfer pursuant to clause (2), (3),
(4), (5) or (6) in Section 5(i) above, the Purchaser shall give written notice to the Company of such Purchaser's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by the applicable legal opinion, "no action" letter or seller and broker representation letters.

              (iii) Notwithstanding the foregoing provisions of this Section 5(i), no registration statement, legal opinion or "no action" letter shall be necessary for a transfer (1) by a Purchaser that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date of this Agreement, (2) by a Purchaser that is a limited liability company to a member of such limited liability company, (3) by a Purchaser that is a partnership or limited liability company to the estate of any partner, retired partner, or member thereof or (4) by any partner or member of a Purchaser that is a partnership or limited liability company by gift, will or intestate succession to such partner or member's spouse or to the siblings, lineal descendants, ancestors of such partner or member or his or her spouse.

            (j) Legends. The Purchaser agrees that the certificates for the Shares shall bear the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT OR
            (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL."

         The Company acknowledges and agrees that Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the expense of the Purchaser who shall have pledged or otherwise granted a security interest in its Shares, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of the Shares may reasonably request in connection with a pledge or transfer of the Shares, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

         In addition, the Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on transfer set forth in this Agreement. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop transfer orders are not required to ensure compliance with the Securities Act.

            (k) Questionnaires. The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Statement Questionnaire for use in preparation of the Registration Statement (as defined in Section 6(a) below), and the answers to such questionnaires are true and correct as of the date of this Agreement; provided, that the Purchasers shall be entitled to update such information by providing written notice thereof to the Company before the effective date of the Registration Statement.

            (l) Restrictions on Short Sales. Neither the Purchaser nor any Affiliate of such Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Purchaser's investments or trading or information concerning such Purchaser's investments, including in respect of the Shares, or (iii) is subject to such Purchaser's review or input concerning such Affiliate's investments or trading, has or will, directly or indirectly, during the period beginning on the date on which CEUT, financial advisors to Warburg, first contacted such Purchaser regarding the transactions contemplated by this Agreement until the time of the filing of the Current Report on Form 8-K required by Section 11(n), engage in (1) any "short sales" (as such term is defined in Rule 3b-3 promulgated under the Exchange Act) of the Common Stock, including, without limitation, the maintaining of any short position with respect to, establishing or maintaining a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to, entering into any swap, derivative transaction or other arrangement (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any economic consequences or ownership, or otherwise dispose of, any of the Shares by the Purchaser or (2) any hedging transaction which establishes a net short position with respect to the Shares (clauses (1) and (2) together, a "SHORT SALE"); except for (A) Short Sales by the Purchaser or Affiliate of such Purchaser which was, prior to the date on which such Purchaser was first contacted by CEUT regarding the transactions contemplated by this Agreement, a market maker for the Common Stock, provided that such Short Sales are in the ordinary course of business of such Purchaser or Affiliate of such Purchaser and are in compliance with the Securities Act, the rules and regulations of the Securities Act and such other securities laws as may be applicable, (B) Short Sales by the Purchaser or an Affiliate of such Purchaser which by virtue of the procedures of such Purchaser are made without knowledge of the transactions contemplated by this Agreement or (C) Short Sales by the Purchaser or an Affiliate of such Purchaser to the extent that such Purchaser or Affiliate of such Purchaser is acting in the capacity of a broker-dealer executing unsolicited third-party transactions.

            (m) Independent Investment. The Purchaser has not agreed to act with any other Purchaser for the purpose of acquiring, holding or disposing of any of the Shares for purposes of Section 13(d) of the Exchange Act, and such Purchaser is acting independently with respect to its investment in the Shares.

            (n) Confidentiality. The Purchaser agrees to use any information it receives in the course of and in connection with the transactions contemplated under this Agreement for the sole purpose of evaluating a possible investment in the Shares and the Purchaser hereby acknowledges that it is prohibited from reproducing or distributing any such information, this Agreement, or any other offering materials provided by the Company, Warburg Investors, the Liquidating Trust, any of their respective Affiliates or, to the extent any such information is provided by CEUT, CEUT in connection with the Purchaser's consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents except to its advisors and representatives for the purpose of evaluating such investment. The foregoing agreements shall not apply to any information that (i) is or becomes publicly available through no fault of the Purchaser, (ii) was already known to the Purchaser prior to its disclosure by the Company, Warburg Investors, the Liquidating Trust, any of their respective Affiliates or, to the extent any such information is disclosed by CEUT, CEUT to the Purchasers, as evidenced by documentation or other evidence reasonably satisfactory to the Company, (iii) is or becomes available to the Purchaser on a non-confidential basis from a source other than the Company, Warburg Investors, the Liquidating Trust, any of their respective Affiliates or, to the extent applicable, CEUT (so long as the Purchaser is not aware such disclosure is in breach of a confidentiality obligation to the Company, Warburg Investors, the Liquidating Trust or CEUT, as the case may be), (iv) is independently developed by the Purchaser's personnel without access to or use of the confidential information received from the Company, Warburg Investors, the Liquidating Trust, any of their respective Affiliates or, to the extent any such information is received from CEUT, CEUT, as evidenced by documentation or other evidence reasonably satisfactory to the Company or (v) is legally required to be disclosed by the Purchaser under operation of law or judicial or other governmental order; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other governmental order or any other applicable legal procedure, it shall provide the Company with reasonably prompt notice of any such request or order to enable the Company to seek an appropriate protective order and shall provide the Company with reasonable assistance in obtaining such protective order at the Company's sole expense.

         6. REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT.

            (a) Registration of the Shares. The Company hereby agrees that it shall:

              (i) prepare and file with the SEC as soon as practicable and in no event later than thirty (30) days following the Closing Date (the "REQUIRED FILING DATE") a registration statement on Form S-3 or such other form that is available to the Company under the Securities Act (the "REGISTRATION STATEMENT"), to enable the resale of the Shares (together with any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares, the "REGISTRABLE SHARES") by the Purchasers from time to time on Nasdaq. The Company shall use all commercially reasonable efforts to cause the Registration Statement (x) to be declared effective as promptly as possible after filing, but in any event, no later than the 90th day following the Closing Date (the "REQUIRED EFFECTIVE DATE"), or, in the event of a review of the Registration Statement by the SEC, the Required Effective Date will be no later than the 150th day following the Closing Date, and (y) to remain continuously effective until the earliest of (1) the second anniversary of the effective date of the Registration Statement, (2) the date on which all Registrable Shares purchased by the Purchasers pursuant to this Agreement have been sold thereunder or (3) the date on which the Registrable Shares can be sold by nonaffiliates of the Company pursuant to Rule 144(k) promulgated under the Securities Act (the "REGISTRATION PERIOD"). If the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will use its commercially reasonable efforts to cause the Registration Statement become effective within five (5) Business Days after such SEC notification. In the event that, following the Closing Date and prior to the end of the Registration Period, the Company does not meet the requirements for the use of Form S-3, the Company shall use such other form as is available for the registration of the Shares, and shall convert such other form into Form S-3, or file a replacement registration statement on Form S-3, promptly after the first date on which it meets such requirements;

              (ii) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus (as defined below) used in connection therewith as may be necessary to keep the Registration Statement effective at all times until the end of the Registration Period;

              (iii) furnish to the Purchasers, with respect to the Registrable Shares registered under the Registration Statement, such reasonable number of copies of any prospectus in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request in writing, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

              (iv) use its commercially reasonable efforts to file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchasers; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

              (v) promptly notify the Purchasers in writing of the effectiveness of the Registration Statement within one (1) Business Day following the day the Registration Statement has been declared effective;

              (vi) promptly notify the Purchasers in writing of the existence of any fact or the happening of any event, during the Registration Period (but not as to the substance of any such fact or event), that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make such statements not misleading; provided, however, that no notice by the Company shall be required pursuant to this subsection (vi) in the event that the Company either contemporaneously files a prospectus supplement to update the Prospectus or, if applicable, a Current Report on Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such material event that results in such Registration Statement no longer containing any such untrue or misleading statements; and

              (vii) bear all expenses in connection with the procedures described in paragraphs (i) through (vi) of this Section 6(a) and the registration of the Registrable Shares pursuant to the Registration Statement, other than fees and expenses, if any, of legal counsel or other advisers to Warburg, CEUT or the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any.

         It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6(a) with respect to Registrable Shares held by a Purchaser that such Purchaser shall timely furnish to the Company a completed Registration Statement Questionnaire on or before the Closing Date and such other written information regarding such Purchaser, the Registrable Shares to be sold by such Purchaser and the intended method of disposition of the Registrable Shares as the Company may deem necessary or advisable to effect the registration of the Registrable Shares. The Purchasers shall update such information as and when necessary by written notice to the Company.

         (b) Liquidated Damages.

              (i) Delay in Filing of Registration Statement. In the event that the Registration Statement is not filed by the Required Filing Date, the Company shall pay to each Purchaser (except for any Purchaser whose failure to provide information as required hereunder causes a delay in filing) liquidated damages (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), at a rate equal to one percent (1%) per month (pro rata on a 30-day basis) of the total purchase price of the Shares purchased by such Purchaser pursuant to this Agreement for the period from and including the first day following the Required Filing Date until, but excluding, the date the Registration Statement is filed. Such liquidated damages shall be payable in cash within ten (10) days of the end of each one (1) month anniversary of the Required Filing Date.

              (ii) Delay in Effectiveness of Registration Statement. In the event that the Registration Statement is not declared effective by the Required Effective Date, each Purchaser (except for any Purchaser whose failure to provide information as required hereunder causes a delay in obtaining effectiveness) shall be entitled to liquidated damages (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), at a rate equal to one percent (1%) per month (pro rata on a 30-day basis) of the total purchase price of the Shares purchased by such Purchaser pursuant to this Agreement for the period from and including the first day following the Required Effective Date, until, but excluding, the date the SEC declares the Registration Statement effective. Warburg Investors and the Liquidating Trust, severally and jointly, shall be responsible for the payment of such liquidated damages for the period from and including the first day following the Required Effective Date until, but excluding, the earlier of (A) the date the SEC declares the Registration Statement effective or (B) the one hundred eightieth (180th) day following the Required Effective Date (the "WARBURG LIQUIDATED DAMAGES PERIOD"), and, if the Registration Statement is not declared effective by the expiration of the Warburg Liquidated Damages Period, the Company shall be responsible for the payment of such liquidated damages for the period from and including the date of expiration of the Warburg Liquidated Damages Period until, but excluding, the date the SEC declares the Registration Statement effective. Such liquidated damages shall be payable in cash within ten
(10) days of the end of each one (1) month anniversary of the Required Effective Date.

              (iii) Lapse in Effectiveness of Registration Statement. In the event that the Registration Statement is filed and declared effective but, during the Registration Period, the Registration Statement ceases to be effective or useable or the prospectus included in the Registration Statement (the "PROSPECTUS", as amended or supplemented by any prospectus supplement and by all other amendments thereto and all material incorporated by reference in such Prospectus) ceases to be usable, in either case, in connection with resales of Registrable Shares, without such lapse being cured within ten (10) Business Days (the "CURE PERIOD") by a post-effective amendment to the Registration Statement, a supplement to the Prospectus or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such lapse, then the Company shall pay to each Purchaser liquidated damages (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), for the period from and including the first day following the expiration of the Cure Period until, but excluding, the earlier of
(1) the date on which such failure is cured and (2) the date on which the Registration Period expires, at a rate equal to one percent (1%) per month (pro rata on a 30-day basis) of the total purchase price of the Shares purchased and still held by such Purchaser pursuant to this Agreement. Such liquidated damages shall be payable in cash within ten (10) days of the end of each one (1) month anniversary of the expiration of the Cure Period. Notwithstanding anything to the contrary herein, liquidated damages shall not be payable under this Section 6(c)(iii) by the Company as a result of any suspension by the Company of the use of the Prospectus pursuant to Section 6(c)(ii) hereof.


            (c) Transfer of Registrable Shares After Registration; Suspension.

              (i) The Purchasers agree that they will not offer to sell or make any sale, assignment, pledge, hypothecation or other transfer with respect to the Registrable Shares that would constitute a sale within the meaning of the Securities Act except pursuant to either (1) the Registration Statement in the manner described in the "Plan of Distribution" therein, (2) Rule 144 promulgated under the Securities Act or (3) any other exemption from registration under the Securities Act, and that they will promptly notify the Company of any changes in the information set forth in the Registration Statement after it is prepared regarding the Purchaser or its plan of distribution to the extent required by applicable law.

              (ii) In addition to any suspension rights under paragraph (iii) below, upon the happening of any pending corporate development, public filing with the SEC or similar event that, in the judgment of the Board of Directors, renders it advisable to suspend the use of the Prospectus or upon the request by an underwriter in connection with an underwritten public offering of the Company's securities, the Company may, on not more than two (2) occasions for not more than sixty (60) days on each such occasion, suspend use of the Prospectus on written notice to each Purchaser (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), in which case each Purchaser shall discontinue any disposition of Registrable Shares covered by the Registration Statement or Prospectus until copies of a supplemented or amended Prospectus are distributed to the Purchasers or until the Purchasers are advised in writing by the Company that sales of Registrable Shares under the applicable Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. The suspension and notice thereof described in this Section 6(c)(ii) shall be held by each Purchaser in strictest confidence and shall not be disclosed by such Purchaser.

              (iii) Subject to paragraph (iv) below, in the event of: (1) any request by the SEC or any other federal or state governmental authority during the Registration Period for amendments or supplements to a Registration Statement or related prospectus or for additional information; (2) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (3) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (4) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Purchasers (the "SUSPENSION NOTICE") to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), and, upon receipt of such Suspension Notice, the Purchasers will discontinue disposition of Registrable Shares covered by to the Registration Statement or Prospectus (a "SUSPENSION") until the Purchasers' receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until the Purchasers are advised in writing by the Company that the current Prospectus may be used and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Purchasers. The Suspension and Suspension Notice described in this Section 6(c)(iii) shall be held in strictest confidence by each Purchaser and shall not be disclosed by such Purchaser.

              (iv) Provided that a Suspension is not then in effect, the Purchasers may sell Registrable Shares under the Registration Statement in the manner described in the "Plan of Distribution" therein, provided that the selling Purchaser arranges for delivery of a current Prospectus to the transferee of such Registrable Shares to the extent such delivery is required by applicable law.

              (v) In the event of a sale of Registrable Shares by a Purchaser, such Purchaser must also deliver to the Company's transfer agent, with a copy to the Company, a certificate of subsequent sale reasonably satisfactory to the Company, so that ownership of the Registrable Shares may be properly transferred. The Company will cooperate to facilitate the timely preparation and delivery of certificates (unless otherwise required by applicable law) representing Registrable Shares sold.

           (d) Indemnification. For the purpose of this Section 6(d), the term "REGISTRATION STATEMENT" shall include any final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 6(a).

              (i) Indemnification by the Company. The Company agrees to indemnify and hold harmless Warburg, each of the Purchasers, their respective officers, directors, trustees, agents and employees, and each person, if any, who controls Warburg or any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which Warburg, such Purchasers, such officers, directors, trustees, agents or employees, or such controlling persons may become subject, under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon (i) the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading or (ii) any inaccuracy in or breach of the representations and warranties or covenants made by the Company herein, and will reimburse Warburg, each Purchaser, each of their respective directors, officers, trustees, agents and employees, and each such controlling person for any reasonable out-of-pocket legal and other expenses incurred by Warburg, such Purchaser, such directors, officers, trustees, agents or employees, or such controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon (1) an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, the Prospectus or any amendment to or supplement of the Registration Statement or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Warburg or the Purchaser demanding such indemnification expressly for use in the Registration Statement or the Prospectus, (2) the failure of Warburg or such Purchaser to comply with the covenants and agreements contained in this Agreement respecting resale of the Shares or (3) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to such Purchaser before the pertinent sale or sales by such Purchaser.

              (ii) Indemnification by Warburg. Warburg Investors and the Liquidating Trust, severally and jointly, agree to indemnify and hold harmless the Company, each of the Purchasers, their respective officers, directors, agents and employees, and each person, if any, who controls the Company or any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Company, such Purchasers, such officers, directors, officers, agents or employees or any such controlling persons may become subject, under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Warburg, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any inaccuracy in or breach of the representations, warranties or covenants made by Warburg herein, and Warburg Investors and the Liquidating Trust, severally and jointly, will reimburse the Company, each Purchaser, each of their respective directors, officers, agents and employees, and each such controlling person for any reasonable legal and other expenses incurred by the Company, such Purchaser, such directors, officers, agents or employees or such controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that in no event shall Warburg Investors or the Liquidating Trust, severally or jointly, be liable under the provisions of this
Section 6(d) for any amount in excess of the aggregate amount of the net proceeds received by Warburg from the sale of the Shares pursuant to this Agreement.

              (iii) Indemnification by each Purchaser. Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, Warburg, each of their respective directors, officers, trustees, agents and employees, and each person, if any, who controls the Company or Warburg within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, Warburg, their respective directors, officers, trustees, agents or employees, or any controlling persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, or (ii) any inaccuracy in or breach of the representations, warranties or convenants made by such Purchaser herein and such Purchaser will reimburse the Company, each of its directors, officers, agents and employees, and any controlling persons for any reasonable legal and other expenses incurred by the Company, its directors, officers, agents or employees, or any controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that such Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission with respect to which such Purchaser has delivered to the Company in writing a correction of such untrue or alleged untrue statement or omission or alleged omission, before the occurrence of the event from which such loss, claim, damage, liability or expense was incurred. Notwithstanding the provisions of this Section 6(d), such Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the aggregate amount of net proceeds received by such Purchaser from the sale of the Registrable Shares pursuant to the Registration Statement.

              (iv) Indemnification Procedure.

                (i) Promptly after receipt by an indemnified party under this
Section 6(d) of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6(d), promptly notify the indemnifying party in writing of the claim and provide to the indemnifying party copies of all written documents relating to such threatened or commenced action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 6(d) or otherwise, to the extent it is not prejudiced as a result of such failure.

                (ii) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6(d) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

                  a) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably approved by such indemnifying party, representing all of the indemnified parties who are parties to such action); or

                  b) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action against the indemnified party, in each of which cases the reasonable out-of-pocket fees and expenses of counsel for the indemnified party shall be at the expense of the indemnifying party.

              (v) Contribution. If the indemnification provided for in this
Section 6(d) is required by its terms but is for any reason held to be unavailable to, or is otherwise insufficient to hold harmless, an indemnified party under this Section 6(d) with respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement:

                (i) in such proportion as is appropriate to reflect the relative faults of the Company, Warburg and the Purchasers in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, or

                (ii) if the allocation provided by clause (1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative faults referred to in clause (1) above but also the relative benefits received by the Company, Warburg and the Purchasers from the sale of the Shares.

         The respective relative benefits received by the Company and Warburg on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount to which the consideration paid by such Purchaser to Warburg pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "DIFFERENCE") between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company, Warburg and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Warburg or such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(d)(iii), any reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any such action or claim. The provisions set forth in Section 6(d)(iii) with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 6(d)(iv); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 6(d)(iii) for purposes of indemnification. The Company, Warburg and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6(d)(iv) were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 6(d)(iv), (i) no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) Warburg Investors and the Liquidating Trust shall not be required, severally or jointly, to contribute any amount in excess of the aggregate amount of the net proceeds received by Warburg from the sale of the Shares pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 6(d)(iv) are several and not joint.

            (e) Rule 144 Information. For two years after the date of this Agreement, the Company shall file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and shall take such further action to the extent required to enable the Purchasers to sell the Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

         7. ADVISORY FEE. The Purchasers acknowledge that Warburg intends to pay to CEUT, as financial advisor, a fee in respect of the sale of the Shares. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers. Warburg Investors and the Liquidating Trust, severally and jointly, shall indemnify and hold harmless the Purchasers and the Company from and against all fees, commissions or other payments owing by Warburg to CEUT or any other person or firm acting on behalf of Warburg hereunder. Each Purchaser, severally and not jointly, shall indemnify and hold harmless Warburg and the Company from and against all fees, commissions or other payments owing by such Purchasers to any person, other than CEUT in the case of Warburg, acting on behalf of the Purchasers hereunder.

         8. CONDITIONS TO THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligations of the Purchasers to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

            (a) Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 and of Warburg Investors and the Liquidating Trust contained in Section 4 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

            (b) Performance. The Company, Warburg Investors and the Liquidating Trust shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; provided, however, as provided in Section 2 hereof, the Company may deliver to each Purchaser by overnight courier the original stock certificate(s) representing the Shares purchased by such Purchaser no later than the fifth (5th) Business Day following the Closing Date.

            (c) Company Compliance Certificate. The Company will have delivered to the Purchasers a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, certifying that the conditions specified in Sections 8(a) and 8(b) hereof have been fulfilled, as such provisions may apply to the Company.

            (d) Warburg Compliance Certificates. Each of Warburg Investors and the Liquidating Trust shall have delivered to the Purchasers a certificate signed on its behalf of an authorized representative of Warburg Investors or the Liquidating Trust, as the case may be, certifying that the conditions specified in Section 8(a) and 8(b) hereof have been fulfilled, as such provisions may apply to Warburg Investors or the Liquidating Trust, as the case may be.

            (e) Agreement. The Company, Warburg Investors and the Liquidating Trust shall have executed and delivered to the Purchasers counterpart signature pages to this Agreement.

            (f) Securities Law Exemptions. The offer and sale of the Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

            (g) Good Standing Certificate. The Company shall have delivered to the Purchasers a certificate of the Secretary of State of the State of Delaware, dated as of a date within ten days of the date of the Closing, with respect to the good standing of the Company.

            (h) Assistant Secretary's Certificate. The Company shall have delivered to the Purchasers a certificate of the Company executed by the Company's Assistant Secretary, dated as of the Closing Date, attaching and certifying to the truth and correctness of (1) the Certificate of Incorporation,
(2) the Bylaws and (3) the resolutions adopted by the Company's Board of Directors in connection with the transactions contemplated by this Agreement.

            (i) Opinion of Company Counsel and Warburg Counsel. The Purchasers will have received (i) an opinion on behalf of the Company, dated as of the Closing Date, from Alston & Bird LLP, counsel to the Company, substantially in the form attached hereto as Exhibit B and (ii) an opinion on behalf of Warburg, dated as of the Closing Date, from Willkie Farr & Gallagher LLP, counsel to Warburg, substantially in the form attached hereto as Exhibit C.

            (j) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

            (k) No Suspension of Trading or Listing of Common Stock. The Common Stock shall not have been suspended from trading on Nasdaq.

            (l) Other Actions. The Company, Warburg Investors and the Liquidating Trust shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Purchasers in writing in connection with the transactions contemplated hereby.

         9. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

            (a) Representations and Warranties True. Each of the representations and warranties of Warburg Investors and the Liquidating Trust contained in
Section 4 and of the Purchasers contained in Section 5 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations and warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

            (b) Performance. Warburg Investors, the Liquidating Trust and the Purchasers shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

            (c) Warburg Compliance Certificates. Each of Warburg Investors and the Liquidating Trust shall have delivered to the Company a certificate signed on its behalf of an authorized representative of Warburg Investors or the Liquidating Trust, as the case may be, certifying that the conditions specified in Section 9(a) and 9(b) hereof have been fulfilled, as such provisions may apply to Warburg Investors or the Liquidating Trust, as the case may be.

            (d) Opinion of Warburg Counsel. The Company will have received an opinion on behalf of Warburg, dated as of the Closing Date, from Willkie Farr & Gallagher LLP, counsel to Warburg, substantially in the form attached hereto as Exhibit C.

            (e) Agreement. Each Purchaser shall have executed and delivered to the Company counterpart signature pages to this Agreement (and Appendix I and II hereto).

            (f) Securities Law Exemptions. The offer and sale of the Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

            (g) Other Actions. The Purchasers shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.

            (h) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

         10. CONDITIONS TO WARBURG'S OBLIGATIONS AT CLOSING. The obligations of the Liquidating Trust to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

            (a) Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 and the Purchasers contained in Section 5 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations and warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

            (b) Performance. The Purchasers and the Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

            (c) Company Compliance Certificate. The Company will have delivered to Warburg Investors and the Liquidating Trust a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, certifying that the conditions specified in Sections 10(a) and 10(b) hereof have been fulfilled, as such provisions may apply to the Company.

            (d) Agreement. Each Purchaser shall have executed and delivered to Warburg Investors and the Liquidating Trust counterpart signature pages to this Agreement (and Appendix I and II hereto).

            (e) Securities Law Exemptions. The offer and sale of the Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

            (f) Payment of Purchase Price. Each Purchaser shall have delivered to the Liquidating Trust by wire transfer of immediately available funds an amount equal to the product of (i) the Per Share Price and (ii) the number of Shares set forth opposite such Purchaser's name on Schedule A hereto.

            (g) Other Actions. The Purchasers shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by Warburg Investors or the Liquidating Trust in connection with the transactions contemplated hereby.

            (h) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

          11. MISCELLANEOUS.

            (a) Termination. Unless the Closing has occurred prior thereto, this Agreement and, except as herein provided, all the rights and obligations of the parties hereto, shall terminate ninety (90) days from the date hereof (unless such date is extended by the mutual written consent of Warburg Investors, the Liquidating Trust, the Company and the Purchasers). In the event of such termination, this Agreement shall become null and void and be of no further force or effect.

            (b) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. None of the Company, Warburg Investors nor the Liquidating Trust shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers holding at least a majority of the total aggregate number of Shares then outstanding (excluding any shares sold to the public pursuant to Rule 144 or otherwise). Any Purchaser may assign its rights under this Agreement to any person to whom such Purchaser assigns or transfers any of the Shares, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

            (c) Governing Law. This Agreement will be governed by and construed and enforced under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            (d) Survival. The representations and warranties of the Company, Warburg Investors, the Liquidating Trust and the Purchasers contained in Sections 3, 4 and 5 of this Agreement shall survive until the first (1st) anniversary of the Closing Date.

            (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            (f) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.

            (g) Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile directed (A) if to any Purchaser, at such Purchaser's address or facsimile number set forth on Schedule A to this Agreement, or at such address or facsimile number as such Purchaser may designate by giving at least ten (10) days' advance written notice to the Company, Warburg Investors and the Liquidating Trust or (b) if to the Company, Warburg Investors or the Liquidating Trust, to their respective address or facsimile number set forth below, or at such other address or facsimile number as the Company, Warburg Investors or the Liquidating Trust, as the case may be, may designate by giving at least ten (10) days' advance written notice to the Purchasers. All such notices and other communications shall be deemed given upon
(i) receipt or refusal of receipt, if delivered personally, (ii) three days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer, if faxed.

         If to the Company:

                            Indus International, Inc.
                            3301 Windy Ridge Parkway
                            Atlanta, Georgia  30339
                            Tel:  (770)
                            Fax:  (770)
                            Attention:  Adam Battani

         with a copy to:

                            Alston & Bird LLP
                            One Atlantic Center
                            1201 West Peachtree Street
                            Atlanta, Georgia  30309
                            Tel: (404) 881-7936
                            Fax: (404) 881-4777
                            Attention:  Scott Ortwein

         If to Warburg Investors or the Liquidating Trust:

                            c/o Warburg, Pincus Investors, L.P.
                            466 Lexington Avenue
                            New York, New York  10017
                            Tel:  (212) 878-9490
                            Fax:  (212) 922-0933
                            Attention:  Scott A. Arenare

         with a copy to:

                            Willkie Farr & Gallagher LLP
                            787 Seventh Avenue
                            New York, New York  10019
                            Tel:  (212) 728-8000
                            Fax:  (212) 728-8111
                            Attention:  Jeffrey R. Poss

            (h) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company, Warburg Investors, the Liquidating Trust and the Purchasers holding at least a majority of the total aggregate number of the Shares then outstanding (excluding any shares then already sold to the public pursuant to Rule 144 or otherwise). Any amendment effected in accordance with this Section 11(h) will be binding upon the Purchasers, the Company, Warburg Investors, the Liquidating Trust and their respective successors and assigns.

            (i) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

            (j) Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

            (k) Further Assurances. From and after the date of this Agreement, upon the request of the Company, Warburg Investors, the Liquidating Trust or the Purchasers, the Company, Warburg Investors, the Liquidating Trust and the Purchasers will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

            (l) Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

            (m) Fees, Costs and Expenses. Except as otherwise provided for in this Agreement, all fees, costs and expenses (including attorneys' fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules hereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities), shall be the sole and exclusive responsibility of such party.

            (n) 8-K Filing and Publicity. As soon as practicable following the execution of this Agreement, but in no event later than 9:30 a.m., eastern time on the day following the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and attaching this Agreement and the press release referred to below as exhibits to such filing (the "8-K FILING" including all attachments). Neither the Company, Warburg Investors, the Liquidating Trust nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated by this Agreement; provided, however, that the Company shall be entitled, without the prior approval of Warburg Investors, the Liquidating Trust or any Purchaser, to issue any press release or make any other public disclosure (including a press release (concerning the offering of the Shares) pursuant to Rule 135(c) under the Securities Act) with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law, regulations, and Nasdaq rules; and, provided further, that no such release may identify a Purchaser unless such Purchaser has consented thereto in writing, or as required by law.

            (o) Waivers. No waiver by any party to this Agreement of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            (p) Stock Splits, Dividends and other Similar Events. The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

            (q) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser, Warburg Investors, the Liquidating Trust and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                  [Remainder of page intentionally left blank.]

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                           INDUS INTERNATIONAL, INC.


                           By:
                                ------------------------------------------------
                                   Name:
                                   Title:



                           WARBURG, PINCUS INVESTORS, L.P.

                                    By: Warburg Pincus & Co., general partner


                                    By:
                                         ---------------------------------------
                                            Name:
                                            Title:



                           WARBURG, PINCUS INVESTORS LIQUIDATING TRUST


                           By:
                                ------------------------------------------------
                                   Name:
                                   Title:






                      [PURCHASER SIGNATURE PAGES TO FOLLOW]

                                SIGNATURE PAGE TO

                          SECURITIES PURCHASE AGREEMENT

                           DATED AS OF AUGUST __, 2004

                                  BY AND AMONG

                         WARBURG, PINCUS INVESTORS L.P.,

                   WARBURG, PINCUS INVESTORS LIQUIDATING TRUST

                           INDUS INTERNATIONAL, INC.,

                        AND EACH PURCHASER NAMED THEREIN

         The undersigned hereby executes and delivers to Warburg, Pincus Investors L.P., Warburg, Pincus Investors Liquidating Trust and Indus International, Inc., the Securities Purchase Agreement (the "AGREEMENT") to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature sage, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

                                    Number of Shares Purchased:
                                                                ----------------


                                    --------------------------------------------
                                    "Purchaser"

                                    Signature:
                                              ----------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    Address:
                                              ----------------------------------

                                    Telephone:
                                              ----------------------------------
                                    Facsimile:
                                              ----------------------------------
                                    E-mail:
                                           -------------------------------------
                                    Tax ID Number:
                                                  ------------------------------

                                   SCHEDULE A

                             SCHEDULE OF PURCHASERS


Name and Address           Number of Shares Purchased         Purchase Price
----------------           --------------------------         --------------

                                   APPENDIX I

                         STOCK CERTIFICATE QUESTIONNAIRE

         Pursuant to Section 5(k) of the Agreement, please provide us with the following information:

         1. The exact name that the Purchaser's Shares are to be registered in (this is the name that will appear on your stock certificate(s)). A nominee name may be used if appropriate:


         -----------------------------------------------------------------

         2. The relationship between the Purchaser of the Shares and the Registered Holder listed in response to Item 1 above:

         -----------------------------------------------------------------


         3. The mailing address of the Registered Holder listed in response to
Item 1 above:


         -----------------------------------------------------------------

         -----------------------------------------------------------------

         -----------------------------------------------------------------

         -----------------------------------------------------------------

         4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to Item 1 above:

         -----------------------------------------------------------------

                                   APPENDIX II

                REGISTRATION STATEMENT/SUITABILITY QUESTIONNAIRE

Pursuant to Section 5(k) of the Agreement, please provide the information below. All capitalized terms not defined in this Appendix II shall have the meanings assigned to them in the Agreement.



PART A

In connection with the preparation of the Registration Statement, please provide us with the following information:

         1. Pursuant to the "Selling Stockholder" section of the Registration Statement, please state the Purchaser's name exactly as it should appear in the Registration Statement:

         -----------------------------------------------------------------------


         2. Please provide the number of shares of Common Stock that the Purchaser will own immediately after Closing, including those Shares purchased by the Purchaser pursuant to the Agreement and those shares purchased by the Purchaser through other transactions:


         -----------------------------------------------------------------------


         3. Please explain the nature of the beneficial ownership of the shares of Common Stock owned by the Purchaser organization, including any shares of Common Stock not held of record by the Purchaser:

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         4. If the Purchaser is not a natural person, please identify each natural person who will exercise sole or shared voting and/or dispositive power with respect to the shares of Common Stock owned by the Purchaser immediately after the Closing. Please also specify in what capacity such person(s) will exercise their voting and/or dispositive power with respect to such shares.

         -----------------------------------------------------------------------
                NATURAL PERSON(S)               RELATIONSHIP TO PURCHASER
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


         5. Disclose the details of any rights to acquire shares of Common Stock that the Purchaser may have:

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         6. Has the Purchaser had any material relationship within the past three years with the Company or its affiliates?

         Yes  |_|          No  |_|


         If yes, please indicate the nature of any such relationships below:

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         7. Is the Purchaser a broker-dealer registered with the SEC?

            Yes  |_|          No  |_|


         8. Is the Purchaser affiliated with any registered broker-dealer?

            Yes  |_|          No  |_|


         If yes, please identify such broker-dealer and explain the relationship that such registered broker-dealer has with the Purchaser (including details of any affiliation or other relationship).


         -----------------------------------------------------------------------
            REGISTERED BROKER-DEALER             RELATIONSHIP TO PURCHASER
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

PART B
------

Pursuant to Section 5 of the Agreement, please provide us with the following information, and we will use the Purchaser's responses to qualify the Purchaser for purposes of federal and state securities laws:


         9. IDENTIFICATION

         Name:
                ---------------------------------------------------------------

         Address of principal place of business:

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         State (or Country) of formation or incorporation:
                                                          ---------------------

         Contact Person:
                        -------------------------------------------------------

         Telephone Number:
                          -----------------------------------------------------

         Facsimile Number:
                          -----------------------------------------------------

         Email Address:
                       --------------------------------------------------------

         Type of Entity (corporation, partnership, trust, etc.):

         Social Security or Taxpayer or Employer Identification Number:
                                                                       --------


         10. STATUS AS AN ACCREDITED INVESTOR

Please confirm that the Purchaser is an "accredited investor" as defined under the Securities Act of 1933, as amended (the "Act"), by checking all applicable boxes to indicate the exemption qualifying you as an accredited investor, as provided in Rule 501(a) under the Securities Act of 1933, as amended.

         |_| a corporation, organization described in Section 501(c)(3) of the Internal Revenue Code, a Massachusetts or similar business trust or a partnership, in each case, not formed for the purpose of this investment, with total assets in excess of $5,000,000;

         |_| a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

         |_| a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

         |_| an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

         |_| a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Act acting in either an individual or fiduciary capacity;

         |_| an insurance company as defined in Section 2(13) of the Securities Act;

         |_| an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or whose total assets exceed $5,000,000, or, if a self-directed plan, a plan whose investment decisions are made solely by persons who are accredited investors;

         |_| a director, executive officer or general partner of the issuer of the securities being offered or sold;

         |_| a natural person whose individual net worth, or joint net worth with your spouse, at the time of purchase exceeds $1,000,000;

         |_| a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         |_| a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;

         |_| an entity in which all the equity owners are accredited investors;
or

         |_|      other - Please describe:

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         11. RESIDENCE INFORMATION

                  Please indicate the jurisdiction in which the Purchaser resides, if the Purchaser is a natural person, or in which the Purchaser is chartered and the jurisdiction in which it maintains its principal offices:


         -----------------------------------------------------------------

         12. INVESTMENT REPRESENTATION

         Is the Purchaser purchasing the securities offered for its and for investment purposes only?

                  Yes  |_|          No  |_|

         If no, please state for whom is the Purchaser investing and/or the reason for investing.

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         13. SIGNATURE

         The above information is true and correct in all material respects and the undersigned recognizes that the Company, Warburg Investors, the Liquidating Trust and their respective counsel are relying on the truth and accuracy of such information in reliance on the exemption under the Securities Act. The undersigned agrees to notify the Company, Warburg Investors and the Liquidating Trust promptly of any changes in the foregoing information which may occur prior to the investment.


         Executed at _________________________,______________on  _______ , 2004.


         Name of Entity:________________________________________________________


         By: ____________________________________
         (Signature)


          _______________________________________
         (Name and title of signatory)


IF THE INVESTMENT WILL BE MADE BY MORE THAN ONE ENTITY, WHETHER OR NOT AFFILIATED, PLEASE COMPLETE A COPY OF THIS QUESTIONNAIRE FOR
EACH ENTITY.

                                    EXHIBIT A
                                DISCLOSURE LETTER

                                    EXHIBIT B
                      FORM OF OPINION OF ALSTON & BIRD LLP

                                    EXHIBIT C
                 FORM OF OPINION OF WILLKIE FARR & GALLAGHER LLP